Exhibit 10.50

UNIVERSAL CORPORATION
STOCK APPRECIATION RIGHTS AGREEMENT

THIS AGREEMENT dated as of _______________, between Universal Corporation, a corporation organized under the laws of Virginia (the “Company”), and _____________ (the “Executive”), is made pursuant and subject to the provisions of the Company’s 2007 Stock Incentive Plan, which is incorporated herein by reference, and any future amendments thereto (the “Plan”).  Capitalized terms not otherwise defined herein have the meanings given them in the Plan.

1.           Grant of SARs.  Pursuant to the Plan, the Company, on ___________ (“Date of Grant”) grants to the Executive, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, SARs with respect to an aggregate of _________ shares of Common Stock with an Initial Value of $_______ per share.  These SARs will be exercisable as hereinafter provided.

2.           Terms and Conditions.  The SARs are subject to the following terms and conditions:
(a)                      Expiration Date.  The Expiration Date of the SARs is ____________.

(b)                      Exercise of SARs.  Except as provided in paragraphs 4 and 5, the SARs shall be exercisable, with respect to one-third (1/3) of the total number of SARs, as set forth in paragraph 1 above, for each full 12 month period, up to a total of three (3) such periods, that the Executive continues to be employed by the Company or an Affiliate after the Date of Grant.  Once a SAR has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the earlier of (i) termination of the Executive’s rights hereunder pursuant to paragraph 3 or (ii) the Expiration Date.  An exercise of a portion of the SARs covered by this Agreement shall not affect the Executive’s right to subsequently exercise the remaining SARs that are exercisable subject to the conditions of the Plan and this Agreement.

(c)                      Method of Exercising.  The SARs shall be exercised by written notice delivered to the attention of the Company’s Secretary at the Company’s principal office in Richmond, Virginia.  When the SARs covered by this Agreement are being exercised in accordance with subparagraph 2(b) hereof the written notice shall specify the number of SARs being exercised.  The exercise date shall be (a) if notice is received by the Company’s Secretary by 2:00 p.m., the date such notice is received by the Company or (b) if notice is received by the Company’s Secretary after 2:00 p.m., the date immediately following the date such notice is received by the Company.

(d)                      Payment to Executive.  The payment to Executive upon the exercise of the SARs shall be made solely in shares of Common Stock.  Upon the exercise of the SARs, the Executive shall receive an amount from the Company which is equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Initial Value times (ii) the number of SARs exercised.  Such amount shall be divided by the Fair Market Value of a share of Common Stock on the date of exercise to determine the number of shares to be issued.

(e)                      Payment of Withholding Taxes. Unless the Executive pays to the Company in cash (or provides for the payment of) the withholding taxes on the income realized from the exercise of a SAR prior to or at the time of the date of exercise, the Company shall withhold from the shares of Common Stock issuable to the Executive upon such exercise the number of shares of Common Stock which on such exercise date have a fair market value that equals the amount of taxes required to be withheld by the Company.

(f)                      Nontransferability.  The SARs granted under this Agreement shall be nontransferable except by will or by the laws of descent and distribution; provided, however, that the Executive shall be entitled, in the manner provided in subparagraph 2(g) hereof, to designate a beneficiary to exercise his or her rights, and to receive any shares of Common Stock issuable, with respect to these SARs upon the death of the Executive.  These SARs may be exercised during the lifetime of the Executive only by the Executive or, if permitted by applicable law, the Executive’s guardian or legal representative.

(g)                      Designation of Beneficiary.  The Executive may designate a beneficiary by completing a beneficiary designation form approved by the Committee and delivering the completed designation form to the Human Resources Department of the Company.  The person who is the Executive’s named beneficiary at the time of his or her death (herein referred to as the “Beneficiary”) shall be entitled to exercise these SARs, to the extent they are exercisable, after the death of the Executive.  The Executive may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Human Resources Department of the Company.  The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Executive’s death, and in no event shall any designation be effective as of a date prior to such receipt.  If the Committee is in doubt as to the right of any person to exercise a SAR, the Company may refuse to recognize such exercise, without liability for any interest or dividends thereon, until the Committee determines the person entitled to exercise the SAR, which determination shall be final and conclusive.

(h)                      Change of Control.  For purposes of this Agreement, a Change of Control shall mean:

(i)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of item (iii) of this subsection 2(h); or

(ii)           Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)           Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

3.           Exercise During Employment.  Subject to the vesting periods set forth in subparagraph 2(b), these SARs may not be exercised in whole or in part after the earlier of (i) the date ninety days after the date the Executive terminates his or her employment with the Company or an Affiliate or (ii) the Expiration Date; provided, however, that the Executive’s right to exercise these SARs shall terminate immediately in the event the Executive’s employment with the Company or an Affiliate is terminated for Cause (with “Cause” given the meaning assigned to such term in the Company’s form of Employment Agreement dated November 17, 2006).

4.           Exercise in the Event of Retirement, Death, Disability.  Notwithstanding the vesting requirement set forth in subparagraph 2(b), these SARs shall become exercisable in full in the event that prior to the Expiration Date of these SARs the Executive (i) retires (as defined below) or terminates employment for any reason approved by the Committee in its absolute discretion or, (ii) dies or becomes totally and permanently Disabled while employed by the Company or an Affiliate.  In the event of death these SARs may be exercised by the Executive’s estate, or the person or persons to whom his or her rights under these SARs shall pass by will or the laws of descent and distribution.  These SARs will continue to be exercisable for (x) thirty-six months beginning on the date the Executive retires or terminates employment for any reason approved by the Committee, dies or terminates employment due to Disability, as the case may be, or (y) the remainder of the period preceding the Expiration Date, whichever is shorter.  For purposes of this Agreement, “retirement” means, for purposes of this Agreement, early, normal or late retirement as defined in the Employees’ Retirement Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies.

5.           Exercise in the Event of Liquidation, Reorganization or Change of Control.  Notwithstanding the vesting requirement set forth in subparagraph 2(b), in the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a Change of Control as defined in Sections 2(h)(ii)-(iv), all outstanding SARs which have not previously been forfeited shall become fully exercisable and vested, and the Executive shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or Change of Control to exercise such SARs in full.  If a Change of Control as described in Section 2(h)(i) occurs and if Executive’s employment is terminated other than for Cause or the Executive terminates employment for Good Reason (with “Cause” and “Good Reason” given the meaning assigned such terms in the Company’s form of Employment Agreement dated November 17, 2006), all outstanding SARs which have not previously been forfeited shall become fully exercisable and vested as of the date of such termination.

6.           Executive Covenants. The Executive recognizes that over a period of many years the Company and its Affiliates (including any predecessors or entities from which they might have acquired goodwill) have developed, at considerable expense, relationships with customers and prospective customers which constitute a major part of the value of the goodwill of the Company and its Affiliates.  During the course of his or her employment by the Company, the Executive will have substantial contact with these customers and prospective customers.  In order to protect the goodwill of the Company’s and the Affiliate’s businesses, the Executive covenants and agrees that he shall forfeit these SARs if he directly or indirectly as an owner, shareholder, director, employee, partner, agent, broker, consultant or other participant, for the period during which these SARs are exercisable:

(a)           calls upon or causes to be called upon, or solicits or assists in the solicitation of any person, firm, association, or corporation, listed as a customer of the Company or any of its Affiliates on the date of termination of the Executive’s employment, for the purpose of selling, renting or supplying any product or service competitive with the products or services of the Company or any of its Affiliates; or

(b)           performs for a competitor of the Company the same or similar services he or she performed for the Company.

Subparagraphs (a) and (b) are separate and divisible covenants; if for any reason any one covenant is held to be invalid or unenforceable, in whole or in part, the same shall not be held to affect the validity or enforceability of the others, or of any provision of this Agreement.  The period and scope of the restrictions set forth in this paragraph shall be reduced to the maximum permitted by the law actually applied to determine the validity of each subparagraph.

7.           Recoupment.  If the Committee determines, in its sole discretion, that the Executive at any time has willfully engaged in any activity that the Committee determines was or is harmful to the Company, then the Committee may cause any SARs to be forfeited in part or in whole.  In the event of a material restatement of financial statements, the Committee may cause any SARs to be forfeited or the Company may seek a recoupment of payments made pursuant to this Agreement.  In addition, the Committee may cause any SARs to be forfeited or the Company may seek a recoupment of payments made under this Agreement in the event of the Executive’s ethical misconduct.  In addition, this Award shall be subject to any recoupment policy the Company may adopt to conform to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other applicable law.

8.           Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Executive to a fractional share such fraction shall be disregarded.

9.           No Right to Continued Employment.  This Agreement does not confer upon the Executive any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

10.         Investment Representation. The Executive agrees that unless such shares previously have been registered under the Securities Act of 1933 (i) any shares of Common Stock received by him hereunder will be held for investment and not with a view to distribution or resale and (ii) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act.  This investment representation shall terminate when such shares have been registered under the Securities Act of 1933.

11.         Change in Capital Structure.  Subject to any required action by the shareholders of the Company, the number of SARs covered by this Agreement, and the Initial Value thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company.

Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, these SARs shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to these SARs would have been entitled.  A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause these SARs to terminate, provided that the Executive shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise these SARs.

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

Except as hereinbefore expressly provided in this paragraph 11, the Executive shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to these SARs.

The grant of these SARs pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

12.         Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of Virginia.

13.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

14.           Executive Bound by Plan.  The Executive hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Executive and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Executive has affixed his or her signature hereto.

UNIVERSAL CORPORATION	EXECUTIVE

By:
Title: